Exhibit 99.1

News Release

Contact:	Investors and Analysts: Karin Demler, CCA at (615) 263-3005 Financial Media: David Gutierrez, Dresner Corporate Services at (312) 780-7204
Corrections Corporation of America
Prices Senior Notes and
Increases Size of Offering to $465.0 Million
NASHVILLE, Tenn. — May 19, 2009 — Corrections Corporation of America (NYSE: CXW) (the “Company” or “CCA”), today announced the pricing of its public offering of 7 3/4% Senior Notes due 2017 (the “New Notes”). The New Notes will be issued at a public offering price of 97.116%, resulting in a yield to maturity of 8.25%. The size of the offering of the New Notes was increased to $465.0 million aggregate principal amount of the New Notes from the previously announced $300.0 million aggregate principal amount of the New Notes. The closing of the sale of the New Notes, which is subject to customary closing conditions, is expected to be on June 3, 2009. The Company intends to use its net proceeds from the sale of the New Notes to purchase, redeem or otherwise acquire the Company’s outstanding 7 1/2% Senior Notes due 2011.
The offering is being made pursuant to an effective automatic shelf registration statement filed with the Securities and Exchange Commission on May 19, 2009.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any state. Copies of the applicable prospectus and prospectus supplement relating to the offering may be obtained by contacting J.P. Morgan Securities Inc., 270 Park Avenue, Floor 5, New York, New York 10017, or by calling (212) 270-1477. An electronic copy of the prospectus supplement and the accompanying prospectus will also be available on the website of the Securities and Exchange Commission at http://www.sec.gov.
About CCA
CCA is the nation’s largest owner and operator of privatized correctional and detention facilities and one of the largest prison operators in the United States, behind only the federal government and three states. We currently operate 64 facilities, including 44 company-owned facilities, with a total design capacity of approximately 86,000 beds in 19 states and the District of Columbia. We specialize in owning, operating and managing prisons and other correctional facilities and providing inmate residential and prisoner transportation services for governmental agencies. In addition to providing the fundamental residential services relating to inmates, our facilities offer a variety of rehabilitation and educational programs, including basic education, religious services, life skills and employment training and substance abuse treatment. These services are intended to reduce recidivism and to prepare inmates for their successful re-entry into society upon their release. We also provide health care (including medical, dental and psychiatric services), food services and work and recreational programs.
Forward-Looking Statements
This press release contains statements as to our beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation
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10 Burton Hills Boulevard, Nashville, Tennessee 37215, Phone: 615-263-3000

CCA Announces Proposed Senior Notes Offering

Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) general economic and market conditions, including the impact governmental budgets can have on our per diem rates and occupancy; (ii) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (iii) our ability to obtain and maintain correctional facility management contracts, including as a result of sufficient governmental appropriations and as a result of inmate disturbances, the timing of the opening of and demand for new prison facilities and the commencement of new management contracts; (iv) changes in the privatization of the corrections and detention industry and the public acceptance of our services; (v) risks associated with judicial challenges regarding the transfer of California inmates to out of state private correctional facilities; (vi) increases in costs to construct or expand correctional facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions and material shortages, resulting in increased construction costs and (vii) the availability of debt and equity financing on favorable terms. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by us with the Securities and Exchange Commission.
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